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                                                                   Exhibit 10.10

                            INTERCREDITOR AGREEMENT


                 THIS INTERCREDITOR AGREEMENT ("Agreement") is made and entered into as of January 31, 1996 among American Shared Hospital Services, a California corporation, American Shared-CuraCare, a California general partnership, CuraCare, Inc., a Delaware corporation (collectively, "Debtor"), DVI Financial Services Inc. ("DVIFS") and DVI Business Credit Receivables Corp. ("DVIBCRC" and, together with DVIFS, sometimes referred to herein, collectively, as "DVI") and General Electric Company, a New York corporation acting through GE Medical Systems ("GE").

                                    RECITALS

         A. CuraCare, Inc. ("CuraCare") and American Shared-CuraCare ("AS-C") is presently indebted to GE pursuant to certain notes, loan and security agreements and equipment leases, including, without limitation (1) a promissory note in the principal amount of $2,000,000 from AS-C to GE (the "Deferral Note"), (2) CuraCare's guaranty of the Deferral Note ("Guaranty"), and (3) various equipment leases between (a) GE and CuraCare and (b) GE and AS-C (the "GE Leases" and, together with the Deferral Note, sometimes referred to herein, collectively, as the "GE Affected Debt"). As security for the payment and performance of the Deferral Note and Guaranty, and each of them, CuraCare and AS-C, and each of them, pursuant to Security Agreements dated as of November 1, 1994 (collectively the "Security Agreements") have granted to GE a lien and security interest in certain assets of CuraCare and AS- C, including Accounts (as defined in Section 1 of the Security Agreements), whether from third parties of Debtor or affiliates of Debtor, and all rights of Debtor to receive monies due and to become due under or pursuant to (a) such Accounts,
(b) Contract Rights (as defined in Section 1 of the Security Agreements), or
(c) chattel paper, documents, instruments and other obligations of any kind of Debtor, now or hereafter existing (the "Accounts Receivable Collateral"), which lien is currently a first priority lien.

         B. DVIFS and DVI Business Credit Corporation ("DVIBC") provided Debtor with loans, secured by, among other collateral, the Accounts Receivable Collateral. Debtor concurrently entered into certain Loan and Security Agreements with DVIFS and DVIBC, respectively, pursuant to which DVIFS and DVIBC extended credit and made advances to Debtor. Debtor, DVIFS, DVIBC and GE had previously entered into an Intercreditor Agreement.

         C. DVIBCRC is providing Debtor with a loan, secured by, among other collateral, the Accounts Receivable Collateral, replacing the loan from DVIBC to Debtor. The loan from DVIFS was made pursuant to a Loan Agreement with Debtor dated as of May 17, 1995 and the loan from DVIBCRC is being made pursuant to a Loan





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Agreement dated on or about the date hereof (the "Loan Agreements").

         D. GE provided Debtor with an additional loan, secured by certain collateral, more particularly described as the "UCSF Gamma Knife" (as defined in the loan and security documentation between Debtor and GE).

         E. GE represents and warrants that the Accounts Receivable Collateral secures the Deferral Note and Guaranty only and does not secure any other GE Debt, including the GE Leases or the loan secured by the UCSF Gamma Knife. GE further represents and warrants that none of the GE Debt is cross-collateralized with respect to the Accounts Receivable Collateral, including the Deferral Note, GE Leases or the loan secured by the UCSF Gamma Knife.

         F. DVI and GE wish to agree as to their respective liens upon and security interests in the Accounts Receivable Collateral and the UCSF Gamma Knife and as to certain other rights, priorities and interests.

         G. DVI and Debtor represent and warrant that the Loan and Security Agreement entered into by DVIBC with Debtor is being terminated concurrently with the execution of this Agreement and that the Loan and Security Agreement being entered into by DVIBCRC with Debtor is on substantially the same terms as the terminated Loan and Security Agreement.

                 NOW, THEREFORE, for value received and in consideration of the mutual covenants herein, the parties hereto intend to be legally bound and hereby do agree as follows:

                                   AGREEMENT

                 1. For purposes of this Agreement, the following terms are used as hereinafter defined:

                          (a)     "Acceleration Date" shall mean the earliest
date of election specified in the notice provided by DVI or GE, as the case may be, pursuant to Section 2(b) hereof.

                          (b)     "DVI Debt" shall mean any and all
indebtedness, liabilities and obligations, in an aggregate amount, for the purposes of this Agreement, up to, but not to exceed, the principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000) plus an amount not to exceed Five Hundred Thousand Dollars ($500,000) for any other obligations including, but not limited to, interest, late charges, taxes, attorneys' fees, court costs, indemnities, and costs of repossession, transportation, storage, resale or re-lease, repair or refurbishment of any collateral, owed by Debtor to DVIBCRC or DVIFS due and payable under, and evidenced by, the Loan





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Agreements, and any extensions or renewals thereof, and whether direct or indirect, absolute or contingent, now existing or hereafter arising.

                          (c)     "DVIBCRC Debt" shall mean any and all
indebtedness, liabilities and obligations, in an aggregate amount for the purposes of this Agreement, up to but not to exceed the principal amount of Four Million Dollars ($4,000,000), owed by Debtor to DVIBCRC due and payable under, and evidenced by, the Loan Agreements, and any extensions or renewals thereof, and whether direct or indirect, absolute or contingent, now existing or hereafter arising.

                          (d)     "DVIFS Debt" shall mean any and all
indebtedness, liabilities and obligations, in an aggregate amount, for the purposes of this Agreement, up to but not to exceed the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), owed by Debtor to DVIFS due and payable under, and evidenced by, the Loan Agreements, and any extensions or renewals thereof, and whether direct or indirect, absolute or contingent, now existing or hereafter arising.

                          (e)     "GE Debt" shall mean any and all
indebtedness, liabilities and obligations owed by Debtor to GE, whether direct or indirect, absolute or contingent, now existing or hereafter arising (including, without limitation, the GE Affected Debt).

                          (f)     "Liquidation" shall refer to the collection,
liquidation and disposition of the Accounts Receivable Collateral.

                          (g)     "Second Lien Liquidation Proceeds" shall mean
proceeds, if any, from the Liquidation of Accounts Receivable Collateral, other than such proceeds, if any, received or to be received by DVIBCRC in connection with such Liquidation in respect of DVIBCRC's first priority lien and security interest in the Accounts Receivable Collateral.

                          (h)     "UCC" shall mean the California Uniform
Commercial Code.

    2.       Relative Priorities relating to Accounts Receivable Collateral.

                          (a)     The parties agree at all times, whether
before, during or after the pendency of any bankruptcy, reorganization or other insolvency proceeding, and notwithstanding the time of granting or of perfection of any security interest or lien or the time of filing or of recording of any financing statements or any other documents, instruments or agreements under the UCC or any other applicable law and as relates only to DVIBCRC Debt (i) DVIBCRC shall have a first





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priority lien upon and security interest in the Accounts Receivable Collateral superior to GE's security interest therein, and any security interest of GE therein, whether now existing or hereafter acquired, shall be subordinate to DVIBCRC's security interest therein; and (ii) each of GE and DVIFS shall have a second and junior lien upon and security interest in the Accounts Receivable Collateral ranking equally in priority.

                          (b)     In the event that either of DVIBCRC or DVIFS
elects to accelerate any or all of Debtor's obligations pursuant to the DVI Debt, DVI shall, forthwith upon such acceleration, notify GE in writing of such election and the date thereof. In the event that GE elects to accelerate any or all of Debtor's obligations pursuant to the GE Affected Debt, GE shall, forthwith upon such acceleration, notify DVI in writing of such election and the date thereof. The failure of either party to give the notice required by this section 2(b) shall not affect the validity of the acceleration of the indebtedness with respect to Debtor or create any claim or right on behalf of any third party. The sending of such notice by either party shall not impose on the recipient thereof any obligation to cure any default or Event of Default.

                          (c)     GE and DVIFS (as related only to DVIFS Debt)
shall share in equal amounts and on an equal basis (pari passu) in all Second Lien Liquidation Proceeds, if any, from any Liquidation of Accounts Receivable Collateral.

                          (d)     Irrespective of whether any Event of Default
shall have occurred under any agreements evidencing the DVI Debt or the GE Debt, and notwithstanding any provisions of the UCC, so long as any DVI Debt remains unpaid, and DVIBCRC retains a security interest in the Accounts Receivable Collateral, GE shall not take any action to foreclose or realize upon or enforce any of its rights with respect to the Accounts Receivable Collateral, including but not limited to, notifying any account debtor, without the prior written consent of DVI, and shall hold all Accounts Receivable Collateral and proceeds thereof, which may come into GE's possession in trust for DVI, and shall turn over any such collateral to DVI upon request. This provision does not limit GE's exercise of any rights and remedies it may have under the GE Leases.

                 3.       Relative Priorities Relating to UCSF Gamma Knife.

                          (a)     The parties agree, at all times, whether
before, during or after the pendency of any bankruptcy, reorganization or other insolvency proceeding, and notwithstanding the time of granting or of perfection of any security interest or lien or the time of filing or of recording of any financing statements or any other documents, instruments or agreements under the UCC or any other applicable law that GE shall have a first priority lien upon and security interest in





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the UCSF Gamma Knife superior to DVI's security interest therein, if any, and any security interest of DVI therein, whether now existing or hereafter acquired, shall be subordinate to GE's security interest therein.

                          (b)     Irrespective of whether any Event of Default
shall have occurred under the terms of any agreements evidencing the GE Debt or the DVI Debt, and notwithstanding any provisions of the UCC, so long as any of the GE Debt remains unpaid, and GE retains a security interest in the UCSF Gamma Knife, DVI shall not take any action to foreclose or realize upon or enforce any of its rights with respect to the UCSF Gamma Knife without the prior written consent of GE, and shall hold all collateral and proceeds thereof, which may come into DVI's possession in trust for GE, and shall turn over any such proceeds to GE upon request.

                          (c)     All proceeds realized from any disposition of
the UCSF Gamma Knife shall be allocated between, and shared by, GE and DVI in conformity with their respective lien priorities.

                 4. Waivers and Consents. DVI and GE, and each of them, may at any time, and from time to time, without notice to, or consent of the other party, and without affecting or impairing the priority, subordination, rights and obligations under this Agreement, do any of the following:

                          (a)     Modify, (as permitted by Section 4(h) with
respect to the DVI Debt) renew or extend any DVI Debt or GE Debt respectively;

                          (b)     Accept partial payment of any DVI Debt or GE
Debt, respectively;

                          (c)     Settle, release (by operation of law or
otherwise), compound, compromise, collect or liquidate any DVI Debt or GE Debt, respectively, and the collateral therefor in any manner;

                          (d)     Consent to the transfer or sale of any
collateral securing any DVI Debt or GE Debt, respectively; or

                          (e)     Bid and purchase at any sale of any sale of
any collateral securing any DVI Debt or GE Debt, respectively.

                          (f)     Except for the notices required by Section
2(b) of this Agreement, DVI and GE, and each of them, waive all notices, protests and demands, including, but not limited to, notice of (i) default or
(ii) payment or in performance or observance of any of the terms, provisions, covenants or conditions contained in any agreement or instrument with Debtor evidencing any senior DVI Debt or senior GE Debt, respectively.





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                          (g)     DVI and GE, and each of them, agree that the
validity of this Agreement and the subordination, priority, rights and obligations of DVI and GE, and each of them, shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of either party's rights relating to its debt or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral, or by either party's failure or delay to perfect or continue the perfection of any security interest in any Collateral or to perfect the Collateral securing the indebtedness owed to either party by Debtor.

                          (h)     DVIBCRC may at any time, and from time to
time, without notice to, or consent of GE, and without affecting or impairing the priority, subordination, rights and obligations under this Agreement, and with respect to the DVIBCRC Debt only, subject to the limitations set forth in
Section 1(c) above, increase or reduce the amount of the DVIBCRC Debt, modify any formula or requirements for determining Eligible Accounts, modify the Net Collectible Value or Net Collectible Percentage of the Accounts, and modify the amounts of, and formula for determining, Advances and Advance Percentages. All capitalized terms in this Subsection 4(h) shall have the meanings set forth in the Loan Agreement between DVIBCRC and Debtor.

                 5. Debtor Repayment. GE hereby agrees that, at any time a payment with respect to the GE Debt is made thereto by Debtor and DVI has provided written notice to GE within thirty (30) days of such payment that amounts are then due and payable to DVI under the DVI Debt, GE shall pay over to DVI the amount then due and payable to DVI pursuant to the DVI Debt (including any balloon payments but excluding any amounts which have been accelerated by DVI), in each case as of the date of receipt of such notice by GE, provided, however, that any such payment by GE to DVI shall not exceed the amount of such payment by Debtor to GE. Debtor acknowledges that any such payment by GE to DVI will be deemed to reduce the amount of any such payment by Debtor with respect to such portion of the Affected GE Debt, as determined by GE, and that Debtor will therefore be in default with respect to such Affected GE Debt. Debtor agrees, on the date of payment, to notify DVI in writing of the date and amount of any payment made to GE with respect to the GE Debt.

                 6. Parties Intended to be Benefitted. All of the understandings, covenants and agreements contained herein are solely for the benefit of DVI and GE, and there are no other parties (including Debtor or any of its creditors, successors or assigns) which are intended to be benefitted, in any way, by this Agreement.

                 7. No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that DVI and GE have with respect to Debtor or any





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third parties pursuant to any written agreement or otherwise.  DVI and GE hereby specifically reserve all of their respective rights against Debtor and all other third parties. DVI shall be entitled to deal with Debtor free from interference by GE, and GE shall be entitled to deal with Debtor free from interference by DVI. Nothing contained in this Agreement, nor any action taken by any of the parties hereto, is intended to constitute or shall be deemed to constitute DVI and GE as a partnership, association, joint venture or other entity.

                 8. Waiver of Marshalling. GE specifically waives and renounces any right, under any applicable law, including California Civil Code
Section 3433 or any analogous statute, which it may have, whether at law or in equity, to require DVI to marshall the collateral unless it has been granted a security interest by Debtor, or any portion thereof, or to otherwise seek satisfaction from any particular assets of Debtor or from any third party.

                 9. Term. This Agreement shall have a term expiring upon the later of (a) the repayment, performance and satisfaction in full of the DVI Debt and the release by DVIBCRC and DVIFS of their respective security interests in the Accounts Receivable Collateral, or (b) the repayment, performance and satisfaction in full of the GE Debt and the release by GE of its respective security interest in the UCSF Gamma Knife.

                 10. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the others communications with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered either in person, with receipt acknowledged, or by regular, registered, or certified United States mail, postage prepaid, or by telefacsimile, addressed as follows:

                          (a)     If to DVIBCRC or DVIFS, at:

                                  DVI Financial Services, Inc.
                                  500 Hyde Park
                                  Doylestown, PA  18901
                                  Attn:  Michael A. O'Hanlon
                                  Telefacsimile Number:  (215) 230-8108





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                          (b)     If to GE, at:

                                  GE Medical Systems
                                  20825 Swenson Drive, Suite 100
                                  Waukesha, Wisconsin 53186
                                  Attn:  Manager - Financial Services
                                  Telefacsimile Number:  (414) 798-4530

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or actually received via telefacsimile transmission, or three (3) days after the same shall have been deposited in the United States mail.

                 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same Agreement.

                 12. THE CONSTRUCTION, INTERPRETATION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA. In any action, suit, arbitration or mediation relating to the enforcement of this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees.

                 13. This Agreement shall become effective upon the execution of the Loan Agreements by and between DVIFS and DVIBCRC, and each of them and Debtor, the form of which shall be reasonably acceptable to GE in its good faith judgment.

                 14. Termination of Agreement. Debtor, DVIFS, DVI Business Credit Corporation ("DVIBC") and GE entered into an Intercreditor Agreement dated as of May 17, 1995 (the "DVIBC Intercreditor Agreement"). Upon the execution of this Agreement by all parties hereto, the DVIBC Intercreditor Agreement is terminated.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first written above.

                                   DEBTOR:

                                   AMERICAN SHARED HOSPITAL SERVICES,
                                   a California corporation


                                   By:  /s/ Ernest A. Bates, M.D.
                                        -------------------------------
                                        Title:  Chief Executive Officer
                                               ------------------------

                                   AMERICAN SHARED-CURACARE, a California
                                   general partnership

                                   By:  AMERICAN SHARED HOSPITAL SERVICES
                                        Its: General Partner


                                        By:  /s/ Ernest A. Bates, M.D.
                                             --------------------------
                                             Ernest A. Bates, M.D.
                                             Chief Executive Officer


                                   CURACARE, INC., a Delaware corporation


                                   By:  /s/ Ernest A. Bates, M.D.
                                        -------------------------------
                                        Ernest A. Bates, M.D.
                                        Chief Executive Officer


                                   DVI:

                                   DVI FINANCIAL SERVICES INC.


                                   By:  /s/ Melvin C. Breaux
                                        -------------------------------
                                        Title:  Vice President
                                               ------------------------


                                   DVI BUSINESS CREDIT RECEIVABLES CORP.


                                   By: /s/ Melvin C. Breaux
                                       --------------------------------
                                       Title: Vice President
                                              -------------------------





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                                   GE:

                                   GENERAL ELECTRIC COMPANY, a New York
                                   corporation acting through GE MEDICAL
                                   SYSTEMS


                                   By:  /s/ R. S. Berger
                                        -------------------------------------
                                        Title: MGR - Financial Services
                                               ------------------------------

                                   WITH RESPECT TO PARAGRAPH 14 ONLY
                                   DVI BUSINESS CREDIT CORPORATION


                                   By:  /s/ Melvin C. Breaux
                                        -------------------------------------
                                        Title: Vice President
                                               ------------------------------




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